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                              SWEENEY CONRAD, P.S.

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                AUGUST 27, 1998

As independent public accountants, we hereby consent to the inclusion of our reports on the financial statements of Rabanco Companies and Regional Disposal Company dated March 21, 1997 in this Current Report on Form 8-K and the incorporation by reference of our reports dated March 21, 1997 into Rabanco Companies and Regional Disposal Company's previously filed Registration Statements on Form S-3 (File No. 33-73618, No. 333-30559 and No. 333-57507),
Form S-4 (File No. 333-22575, No. 333-31231, No. 333-35639, 333-52501 and No.
333-60727) and Form S-8 (File No. 33-42354, No. 33-63510, No. 33-79654, No.
33-79756, No. 33-79664 and No. 333-48357). It should be noted that we have not audited any financial statements of Rabanco Companies and Regional Disposal Company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                          SWEENEY CONRAD, P.S.